                                                                   EXHIBIT 8.01

                      [LETTERHEAD OF GRAHAM & JAMES LLP]

                           OPINION OF LEGAL COUNSEL




August 26, 1997




AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA  94010

RE:      ERISA OPINION

Dear AeroCentury Corp.:

We have acted as legal counsel to AeroCentury Corp. ("AeroCentury"), in connection with the filing of a Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission. After consummation of the transactions described in the Registration Statement, the common stock of AeroCentury would be publicly traded. We have reviewed the Registration Statement and the exhibits thereto.

In our review of documents, we have assumed the authenticity of original documents, the conformity to original documents of all documents submitted to us as photostatic copies, and the genuineness of signatures. We have not made any independent review or investigation of the facts set forth in the Registration Statement. For the purpose of the opinions contained herein, we have relied on the accuracy of all the facts set forth in the Registration Statement and of the representations by all of the parties contained in the Registration Statement. We have expressly assumed that all parties to the Registration Statement have acted and will act in accordance with the agreements, representations and warranties contained in the Registration Statement and the exhibits thereto.

In addition, for purposes of this opinion, we have expressly assumed and relied upon the following as facts:

1. The common stock of AeroCentury is the only outstanding class of stock of AeroCentury.

AeroCentury Corp.

August 26, 1997

Page 2


2. After the transactions described in the Registration Statement, the common stock of AeroCentury will be owned by more than 100 persons independent of AeroCentury and of one another.

3. AeroCentury will impose no restrictions of any kind on the transfer of AeroCentury common stock.

4.  Either (a) AeroCentury common stock will be registered under Section
12(b) or 12(g) of the Securities Exchange Act of 1934 prior to the effective time of the Consolidation, as described in the Registration Statement, or (b) AeroCentury common stock will be offered to the public pursuant to an effective registration statement under the Securities Act of 1933, and the common stock of AeroCentury will be registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of AeroCentury during which the first offering of common stock of AeroCentury to the public occurs.

Based upon the foregoing, and in reliance thereon, we are of the opinion that shares of the Common Stock of AeroCentury should be "publicly-offered securities" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that, consequently, the assets of AeroCentury should not be deemed "plan assets" of an ERISA plan, individual retirement account, or other non-ERISA plan which invests in the Common Stock of AeroCentury.

No opinion is expressed as to any matter under ERISA, except as expressly set forth above. Furthermore, this opinion of counsel represents only this firm's best judgment as to the probable status of AeroCentury Common Stock under ERISA and is not binding on the Department of Labor, the Internal Revenue Service or the courts. The conclusions made herein are based on ERISA itself (as amended to date), and existing judicial decisions, administrative regulations and published rulings. There is no assurance, however, that there will not be future legislative, judicial or administrative changes in the law which would affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any such change.

Very truly yours,



/s/ GRAHAM & JAMES LLP

                       [LETTERHEAD OF GRAHAM & JAMES LLP]

                            OPINION OF LEGAL COUNSEL



August 26, 1997


AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA  94010

RE:    TAX OPINION

Dear AeroCentury Corp.:

We have acted as tax counsel to AeroCentury Corp. in connection with the proposed consolidation by merger (the "Consolidation") of JetFleet Aircraft L.P. ("JetFleet I") and JetFleet Aircraft II, L.P. ("JetFleet II") (collectively, the "Partnerships") into AeroCentury, Corp. ("AeroCentury"). We have reviewed the Registration Statement filed by AeroCentury in connection with the Consolidation, as well as the exhibits thereto.

In our review of documents, we have assumed the authenticity of original documents, the conformity to original documents of all documents submitted to us as photostatic copies, and the genuineness of signatures. We have not made any independent review or investigation of the facts set forth in the Registration Statement. For the purpose of the opinions contained herein, we have relied on the accuracy of all the facts set forth in the Registration Statement and of the representations contained in the Registration Statement. We have expressly assumed that all parties to the Consolidation have acted and will act in accordance with the agreements, representations and warranties contained in the Registration Statements and the exhibits thereto.

In addition, for purposes of this opinion, we have expressly assumed and relied upon the facts and assumptions set forth at pages 93, et seq. of the Registration Statement in the section of that statement captioned "Federal Income Tax Considerations". In particular, this opinion is expressly based upon the assumptions that, immediately after the effective time of the Consolidation, current partners in the Partnerships will own at least 80% of the Common Stock of AeroCentury (which is the only outstanding class of stock in AeroCentury), and that no party to the Consolidation will have made any commitment to sell any Common Stock of AeroCentury received in connection with the Consolidation.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the material federal income tax consequences of the Consolidation should be as set forth in the segment of the Registration Statement captioned "Federal Income Tax Considerations", which appears at pages 93 through 96 of the Registration Statement.

AeroCentury Corp.

August 26, 1997

Page 2


No opinion is expressed as to any tax consequence of the Consolidation, except for the opinions as to material tax consequences of the Consolidation set forth in the segment of the Registration Statement captioned "Federal Income Tax Considerations". Furthermore, this opinion of counsel represents only this firm's best judgment as to the probable federal income tax consequences of the Consolidation, and is not binding on the Internal Revenue Service or the courts. The conclusions made herein are based on the present Internal Revenue Code and existing judicial decisions, administrative regulations and published rulings. There is no assurance, however, that there will not be future legislative, judicial or administrative changes in the law which would affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any such change.

Very truly yours,


/s/ GRAHAM & JAMES LLP